Exhibit 4.1

CONSENT AND AGREEMENT

This Consent and Agreement (“Agreement”) dated as of March 10, 2009 (“Effective Date”) is among Edge Petroleum Corporation, a Delaware corporation (“Borrower”), the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A.            The Borrower, the financial institutions party thereto from time to time (the “Lenders”), the Issuing Lender and the Administrative Agent, are parties to that certain Fourth Amended and Restated Credit Agreement dated as of January 31, 2007, as amended by the Amendment No. 1 dated July 11, 2007, the Amendment No. 2 dated December 10, 2007, and the Amendment No. 3 and Agreement dated May 8, 2008 (as so amended and as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”).

B.            Under the terms of the Credit Agreement, the Lenders established a new Borrowing Base on January 8, 2009 and, pursuant to Section 2.05(b) of the Credit Agreement, the Administrative Agent sent the Borrower written notice indicating the existence of a Borrowing Base deficiency (the “Deficiency”).

D.            The Borrower, the Lenders, the Issuing Lender and the Administrative Agent agreed in the Consent and Agreement dated as of February 9, 2009 (“February Consent), that the first installment payment required to amortize the Deficiency would be due and payable on March 10, 2009.  Subject to the terms and conditions of this Agreement, the Borrower, the Administrative Agent, the Issuing Lender and the Lenders wish to defer payment of the first installment until March 17, 2009 (but no other installment dates would be deferred or otherwise extended).

THEREFORE, the Borrower, the Administrative Agent, the Issuing Lender and the Lenders hereby agree as follows:

Section 1.              Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary herein.

Section 2.              Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.              Consent to Payment Extension. Subject to the terms and conditions of this Agreement, the Administrative Agent, the Issuing Lender and the Lenders hereby consent to the extension of the due date for the first installment to repay the Deficiency, due pursuant to Section 2.05(b) of the Credit Agreement, until March 17, 2009.  Notwithstanding such extension, each such Person agrees that each of the other five equal installment payments required to eliminate the Deficiency shall be due and payable on the dates required by the February Consent.  Each such payment shall be in immediately available funds and shall otherwise be made in accordance with the terms of the Credit Agreement. The express consent set forth in this Section 3 is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents, unless expressly provided so herein.  The Administrative Agent, the Issuing Lender and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.

Section 4.              Borrower Representations and Warranties.  The Borrower represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, and the representations and warranties contained in the other Loan Documents, are true and correct in all material respects on and as of the date of this Agreement as if made on as and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Documents are valid and subsisting and secure the Borrower’s obligations under the Loan Documents.

Section 5.              Reaffirmation of Guaranty.  Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (subject to the terms of the Guaranty Agreement), as such Obligations may have been amended by this Agreement.  Each Guarantor hereby acknowledges that its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by the Guarantors under the Guaranty Agreement in connection with the execution and delivery of amendments, modifications or waivers  to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 6.              Conditions to Effectiveness.  This Agreement shall become effective as of the date of this Agreement and shall be enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)           The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent and the Lenders.

(b)           After giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing as of the date of this Agreement.

(c)           After giving effect to this Amendment, no default shall have occurred and be continuing under any Hedge Contract to which the Borrower or any Guarantor is a party, and no such Hedge Contract shall have been terminated, novated, unwound or otherwise cease to be in effect.

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(d)           The representations and warranties in this Agreement shall be true and correct in all material respects.

(e)           The Borrower shall have paid all costs and expenses for which the Borrower has received invoices on or prior to the date hereof and which are payable pursuant to Section 9.03 of the Credit Agreement.

Section 7.              Acknowledgments and Agreements.

The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(a)           The Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.

(b)           Each of the Borrower, the Administrative Agent, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement are not impaired in any respect by this Agreement.

(c)           From and after the date hereof, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as modified by this Agreement.

(d)           This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(e)           EACH OF THE BORROWER AND ITS SUBSIDIARIES AND THE GUARANTORS (FOR THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, AGENTS, ASSIGNS, TRANSFEREES, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, ATTORNEYS AND AGENTS) HEREBY RELEASES ANY AND ALL CLAIMS, CAUSES OF ACTION OR OTHER DISPUTES IT MAY HAVE AGAINST THE ADMINISTRATIVE AGENT, ANY OF THE LENDERS, LEGAL COUNSEL TO THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, CONSULTANTS HIRED BY ANY OF THE FOREGOING, OR ANY OF THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS OR ASSIGNS OF ANY KIND OR NATURE ARISING OUT OF, RELATED TO, OR IN ANY WAY CONNECTED WITH, THE CREDIT AGREEMENT OR THE LOAN DOCUMENTS, IN EACH CASE WHICH MAY HAVE ARISEN ON OR BEFORE THE DATE OF THIS AGREEMENT.  EACH OF THE BORROWER AND ITS SUBSIDIARIES HEREBY ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT AND HAS CONFERRED WITH ITS COUNSEL AND ADVISORS REGARDING ITS CONTENT, INCLUDING THIS PARAGRAPH 7(e), AND IS FREELY AND VOLUNTARILY ENTERING INTO THIS AGREEMENT, AND HEREBY AGREES TO WAIVE ANY CLAIM THAT THE TERMS OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE RELEASES CONTAINED HEREIN) ARE INVALID OR OTHERWISE UNENFORCEABLE.

Section 8.              Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

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Section 9.              Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10.            Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 11.            Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 12.            Entire Agreement.  This Agreement, the Credit Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures begin on the next page]

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EXECUTED effective as of the date first above written.

BORROWER:	EDGE PETROLEUM CORPORATION,
a Delaware Corporation

	By:	/s/ Gary L. Pittman
	Name:	Gary L. Pittman
	Title:	Executive V.P. and C.F.O.

GUARANTORS:	EDGE PETROLEUM EXPLORATION
COMPANY

EDGE PETROLEUM OPERATING COMPANY, INC.

EDGE PETROLEUM PRODUCTION COMPANY

MILLER EXPLORATION COMPANY

MILLER OIL CORPORATION

	By:	/s/ Gary L. Pittman
	Name:	Gary L. Pittman
	Title:	Executive V.P. and C.F.O.

ADMINISTRATIVE AGENT/
ISSUING LENDER/LENDER:	UNION BANK OF CALIFORNIA, N.A.,
as Administrative Agent, Issuing Lender
and a Lender

	By:	/s/ M. Duncan McDuffie
	Name:	M. Duncan McDuffie
	Title:	Vice President

LENDERS:	JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Randall B. Durant
	Name:	Randall B. Durant
	Title:	Senior Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Katherine Bass
Name:	Katherine Bass
Title:	Director

MIZUHO CORPORATE BANK, LTD., as a
Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Senior Vice President

BNP PARIBAS, as a Lender

By:	/s/ Betsy Jocher
Name:	Betsy Jocher
Title:	Director

By:	/s/ Edward Pak
Name:	Edward Pak
Title:	Vice President

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Scott Myatt
Name:	Scott Myatt
Title:	Vice President

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

THE FROST NATIONAL BANK, as a Lender

By:	/s/ Larry D. Sprouse
Name:	Larry D. Sprouse
Title:	Sr. E.V.P.

COMPASS BANK, as a Lender

By:	/s/ Dorothy Marchand
Name:	Dorothy Marchand
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Heather W. Kiely
Name:	Heather W. Kiely
Title:	Vice President

BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President